                                                                   Exhibit 10.25

                                REDENVELOPE, INC.

                              SECOND AMENDMENT TO
                        TRANSITION AGREEMENT AND RELEASE

         This Second Amendment to Transition Agreement and Release (the "SECOND AMENDMENT") is entered into by and between RedEnvelope, Inc., a Delaware corporation (the "COMPANY"), and Martin McClanan ("EXECUTIVE"), and amends only as explicitly specified herein that certain Transition Agreement and Release between the Company and Executive dated September 26, 2001 (the " AGREEMENT"), as amended by that certain Amendment to Transition Agreement and Release between the Company and Executive dated February 26, 2002 (the "FIRST AMENDMENT"). Any capitalized terms which are not defined herein shall have the same meanings as used in the Agreement.

         The Agreement, as amended by the First Amendment, sets forth the amended terms governing the termination of Executive's employment relationship with the Company. The Parties desire to establish additional terms concerning the termination of Executive's employment relationship with the Company, as set forth herein.

         In consideration of the promises made herein, the Parties hereby agree as follows:

         1. The Parties acknowledge and agree that Executive's employment relationship with the Company shall terminate at the end of business on May 3, 2002, pursuant to the terms of the Agreement, as amended by the First Amendment, and as modified by the terms of this Second Amendment. The Parties acknowledge and agree that Executive's employment as Chief Executive Officer of the Company terminated on April 8, 2002 and Executive's service as a member of the Company's Board of Directors terminated on April 8, 2002.

         2. In consideration for Executive's execution of the Continuing Representations Certificate (as described in Section 21 of the Agreement), and provided Executive complies with all other of his continuing obligations as set forth in the Agreement, the First Amendment, and this Second Amendment, the Parties agree to modify Executive's rights to receive benefits upon the termination of his employment as set forth below:

                  (a) Cash Severance . The Company shall pay Executive the sum of $170,000 (the "CASH SEVERANCE"). The Company shall make such payment in installments as follows: $70,000 of the Cash Severance shall be paid on or before the 15th day following the Separation Date and the remaining $100,000 shall be paid in six (6) equal monthly installments pursuant to the Company's regular payroll schedule and policies commencing with the first pay day following Executive's execution of the Continuing Representations Certificate. Executive acknowledges that the Cash Severance exceeds, and will be paid in lieu of, the cash severance benefits set forth in Section 1(c) of the Agreement, as amended by Sections 2(a) and 3 of the First Amendment. An additional $30,000 that would otherwise be payable to Executive as cash severance will be satisfied through the issuance of stock as set forth in Section 2(c) below. The only cash severence to which Executive shall be entitled is the Cash Severence.

                  (b) Consulting Period . The Company and Executive will enter into a three (3) month consulting relationship on the terms set forth in Exhibit A (as attached hereto) (the

"CONSULTING AGREEMENT"). Executive acknowledges and agrees that the Company is not obligated to utilize Executive's services during the consulting period.

                  (c) Series F Shares. At such time that the Company effects the final closing of its Series F Preferred Stock Financing (the "SERIES F FINANCING"), the Company will issue to Executive, pursuant to the terms of the Series F Preferred Stock Purchase Agreement executed by other investors in the Series F Financing (the "PURCHASE AGREEMENT"), 47,016 shares of Series F Preferred Stock, against delivery of signature pages to the Purchase Agreement and the other related agreements duly executed by Executive. The Parties agree that the Company will withhold from any cash payments made to Executive such amounts as are required to be withheld and paid to the applicable taxing authorities as a result of income recognized by Executive from the issuance of shares pursuant to this Section 2(c).

                  (d) All Other Benefits. Executive's rights to all other severance benefits as described in Section 2 of the Agreement shall continue in full force and effect pursuant to the terms described therein; provided, however, that Executive acknowledges that he previously has been paid any and all 2002 Cash Bonuses that the Company was obligated to pay to Executive pursuant to Section 2(c) of the Agreement.

         3. Repricing Rights. Executive acknowledges and agrees that, in consideration for the benefits described herein, he shall have no further rights to the benefits described in Section 2(b) of the First Amendment and shall have no other rights to have the exercise price of his Options reduced or to receive a cash bonus or grant of securities in lieu of a reduction in the exercise price of his Options under any prior agreement with the Company, whether oral or written. Executive acknowledges and agrees that nothing in this Second Amendment shall entitle Executive to any additional equity interest in the Company (other than to the limited extent that vesting of Executive's Options is continued during the term of the Consulting Agreement) and that Executive shall have no right, title or interest in or to any shares of the Company's capital stock or other securities other than as set forth in the Agreement.

         4. Use of Promissory Notes. Pursuant to the terms of the Original Option Agreement, the Subsequent Grant Option Agreement, and the Bonus Option Agreement (collectively, the "OPTION AGREEMENTS") and in addition to the rights set forth in Section 4(g) of the Agreement, Executive shall be permitted to exercise the Options delivering a promissory note having such rate of interest, recourse, security, redemption, and other reasonable conditions as determined by the Company. In no event may the Executive exercise the Options later than the applicable expiration dates set forth in the Option Agreements.

         5. Except as explicitly set forth herein, the Agreement and the First Amendment shall remain in full force and effect, including without limitation Executive's obligations to execute the Continuing Representations Certificate, attached as Exhibit C to the Agreement, on or after the Separation Date and Executive's other covenants under the Agreement.

         6. The terms of this Second Amendment may be modified only by written agreement of the Parties.

         7. This Second Amendment shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

         8. Any payments made or consideration provided pursuant to this Second Amendment shall be subject to reduction to reflect taxes or other charges required to be withheld by law or otherwise authorized to be withheld by Executive.

         9. The Agreement (as revised by the First Amendment and this Second Amendment), and the exhibits hereto and thereto, represent the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersede and replace any and all prior agreements and understandings on the matters addressed herein and therein, including but not limited to the Offer Letter (with the exception of Sections 1 and 5 thereof, which shall survive until the Separation Date, and the definitions set forth in Section 10(e) thereof, which are incorporated in the Agreement and this Second Amendment by reference).

         The Parties have executed this Second Amendment on the respective dates set forth below.

                                       REDENVELOPE, INC.

Dates as of May 14, 2002               By: /s/ Alison May
                                       ----------------------------------
                                       Print Name: Alison May

                                       Title: President and CEO

                                       MARTIN MCCLANAN, an individual

                                       /s/ Martin McClanan
Dated as of May 9, 2002                ----------------------------------
                                                 Signature

                                    EXHIBIT A

                                REDENVELOPE, INC.

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Consulting Agreement") is entered into by and between RedEnvelope, Inc., (the "Company"), a Delaware corporation, and Martin McClanan ("Consultant").

         1. CONSULTING RELATIONSHIP. During the term of this Consulting Agreement, Consultant will provide consulting services (the "SERVICES") to the Company as described on Attachment A attached to this Consulting Agreement. Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant's best efforts to perform the Services such that the results are satisfactory to the Company.

         2. FEES. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Attachment B attached to this Consulting Agreement at the times specified therein.

         3. EXPENSES. Consultant shall not be authorized to incur on behalf of the Company any expenses without the prior consent of the Company's Chief Executive Officer. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Consulting Agreement.

         4. TERM AND TERMINATION. Consultant shall serve as a consultant to the Company for a period commencing on May 3, 2002 and terminating on August 3, 2002, unless extended by the mutual written agreement of the parties hereto. Notwithstanding the foregoing, either party may terminate this Consulting Agreement at any time upon ten days' written notice and the Company may terminate this Consulting Agreement immediately following Consultant's material breach of the terms of the Confidentiality Agreement (as defined below). In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

         5. INDEPENDENT CONTRACTOR. Consultant's relationship with the Company will be that of an independent contractor and not that of an employee.

                  (a) NO AUTHORITY TO BIND COMPANY. Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

                  (b) NO BENEFITS. Consultant acknowledges and agrees that Consultant will not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this

Consulting Agreement, Consultant hereby expressly declines to participate in such Company employee benefits.

                  (c) WITHHOLDING; INDEMNIFICATION. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant, its partners, agents or its employees under this Consulting Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant's self-employment, sole proprietorship or other form of business organization, and Consultant's partners, agents and employees, including state worker's compensation insurance coverage requirements and any US immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or Consultant's partners, agents or its employees.

         6. SUPERVISION OF CONSULTANT'S SERVICES. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company's Chief Executive Officer. Consultant will be required to report to the Chief Executive Officer concerning the Services performed under this Consulting Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Executive Officer.

         7. CONFIDENTIALITY AGREEMENT. Consultant acknowledges and agrees that he remains bound by the terms of the Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") which he executed on February 16, 2000.

         8.       MISCELLANEOUS.

                  (a) AMENDMENTS AND WAIVERS. Any term of this Consulting Agreement may be amended or waived only with the written consent of the parties.

                  (b) SOLE AGREEMENT. This Consulting Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

                  (c) NOTICES. Any notice required or permitted by this Consulting Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

                  (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Consulting Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

                  (e) SEVERABILITY. If one or more provisions of this Consulting Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Consulting Agreement, (ii) the balance of the Consulting Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Consulting Agreement shall be enforceable in accordance with its terms.

                  (f) COUNTERPARTS. This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  (g) ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Consulting Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in San Francisco before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having proper jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. This Section 8(g) shall not apply to the Confidentiality Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS .

                  (h) ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS CONSULTING AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS CONSULTING AGREEMENT. THIS CONSULTING AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

         The parties have executed this Consulting Agreement on the respective dates set forth below.

                                       REDENVELOPE, INC.

                                       By: /s/ Alison L. May
                                       --------------------------
                                       Title: President and CEO

                                       Address: 201 Spear St, Suite 300
                                                San Francisco, CA 94105

                                       Date:    May 14, 2002

                                       MARTIN MCCLANAN
                                       /s/ Martin McClanan
                                       --------------------------
                                       Signature

                                       Address: 128 3rd Ave.
                                                San Francisco, CA 94118

                                       Date: May 9, 2002

                                  ATTACHMENT A

                       DESCRIPTION OF CONSULTING SERVICES

Consultant shall provide such information and advice as is reasonably requested in order to assist the Company in transitioning management of Company matters to the Company's current Chief Executive Officer.

                                  ATTACHMENT B

                                  COMPENSATION

At the conclusion of every two-week period, Consultant shall deliver to the Chief Executive Officer of the Company a schedule that identifies the number of hours and the Services requested by and performed for the Company by Consultant during such period (each such schedule referred to herein as a "Pay Schedule").

For Services requested by the Company and performed by Consultant under this Consulting Agreement and listed on a Pay Schedule, the Company shall pay Consultant at the rate of $200 per hour, payable within two weeks of delivery of each Pay Schedule.

In addition, Consultant's Continuous Status as an Employee or Consultant (as defined in Consultant's Options (as defined in the Transition Agreement and Release executed by the Company and Consultant on September 26, 2001)) will not be deemed to have terminated following his Separation Date (as defined in the Transition Agreement and Release) and the Options will continue to vest pursuant to their terms until the termination of this Consulting Agreement.